Exhibit 10.1

May 1, 2015

Mr. Don Allen

Chief Financial Officer

Saddlebrook Resorts, Inc.

5700 Saddlebrook Way

Welsey Chapel, FL 33543

Re: Loan made available by USAmeriBank (“Lender”) to Saddlebrook Resorts, Inc. (“Borrower”)

Dear Mr. Allen:

As part of the loan transaction referenced above, your company entered into the certain Loan Agreement dated June 6, 2014 (the “Loan Agreement”). The Loan Agreement required, among other things, that the Borrower maintain a Minimum Debt Service Coverage Ratio as defined on page 10 of the Loan Agreement:

Debt Service Coverage – The Borrower to maintain a minimum Fixed Charge Coverage of 1.25 to 1.00 tested quarterly on a rolling four quarters basis beginning March 31, 2014…

We have agreed to modify this covenant so that it shall be tested annually at fiscal year-end (12/31). This modification is permanent. Nothing contained herein shall waive or modify any of the other loan covenants or requirements of the Borrower set forth in the Loan Agreement or any of the other loan documents.

Sincerely,

David Manno
Vice President
USAmeriBank